EXECUTION VERSION

AMC NETWORKS, INC.,
as the Company,
THE GUARANTORS PARTY THERETO FROM TIME TO TIME,
as Guarantors
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and Collateral Agent
_______________________
FIRST SUPPLEMENTAL INDENTURE
Dated as of March 9, 2026
_______________________

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FIRST SUPPLEMENTAL INDENTURE, dated as of March 9, 2026 between AMC Networks, Inc., a Nevada corporation (the “Company”), the guarantors party to the Indenture (as defined below) (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”):
WHEREAS, the Company has heretofore executed and delivered to the Trustee and Collateral Agent an Indenture, dated as of April 9, 2024 (the “Base Indenture” and, as supplemented hereby, the “Indenture”), providing for the issuance of 10.25% Senior Secured Notes due 2029 (the “Notes”);
WHEREAS, the Company desires to modify certain terms of the Notes in accordance with Section 9.02 of the Base Indenture, which requires the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes other than the Notes beneficially owned by the Company or its affiliates (the “Requisite Consent”);
WHEREAS, as of March 9, 2026, the Company has received and caused to be delivered to the Trustee (a) a resolution of its Board of Directors authorizing the execution of this First Supplemental Indenture, and (b) evidence of receipt of the Requisite Consent from or on behalf of Holders to amend the Base Indenture as set forth herein and such evidence is attached to the Officer’s Certificate delivered as of the date hereof to the Trustee by the Company in connection with the execution of this First Supplemental Indenture; and
WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized in accordance with Section 9.02 of the Base Indenture.
WHEREAS, the Company and the Guarantors hereby request that the Trustee and Collateral Agent execute and deliver this First Supplemental Indenture;
NOW, THEREFORE, in consideration of foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Notes:
ARTICLE 1
Section 1.01    Definitions. This First Supplemental Indenture uses the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall supersede and replace the corresponding definitions in the Indenture. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.
“Confidential Offering Memorandum and Consent Solicitation Statement” means the Company’s Confidential Offering Memorandum and Consent Solicitation Statement, dated February 23, 2026.
“First Supplemental Indenture Operative Date” means the date upon which (i) all of the Notes that have been validly tendered (and not validly withdrawn) prior to the Early Tender Time (as defined in the Confidential Offering Memorandum and Consent Solicitation Statement)

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have been accepted for exchange and (ii) an Officer’s Certificate and an Opinion of Counsel, in each case, is delivered to the Trustee and the Notes Collateral Agent (upon which the Trustee and the Notes Collateral Agent may conclusively rely without investigation), each in accordance with the terms of the Confidential Offering Memorandum and Consent Solicitation Statement, with the Officer’s Certificate certifying (upon which certifications the Trustee and the Notes Collateral Agent may conclusively rely without investigation), among other things, (i) that all of the Notes that have been validly tendered (and not validly withdrawn) prior to the Early Tender Time (as defined in the Confidential Offering Memorandum and Consent Solicitation Statement) have been accepted for exchange, and (ii) the specific date that is the First Supplemental Indenture Operative Date.

ARTICLE 2

MODIFICATIONS OF THE BASE INDENTURE
Section 2.01    Effectiveness of Supplemental Indenture. This First Supplemental Indenture shall become effective as of the date hereof:
Section 2.02    Amendments to Indenture. Effective as of the date hereof, the Base Indenture is hereby amended as follows:
(a)    Section 4.07 of the Base Indenture (Limitation on Restricted Payments) is hereby amended and restated to read in its entirety as follows:
“Section 4.07    Limitation on Restricted Payments.
(a)    The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment if (A) at the time of such proposed Restricted Payment, a Default or Event of Default has occurred and is continuing or will occur as a consequence of such Restricted Payment, (B) the Fixed Charge Coverage Ratio shall be less than or equal to 2.00 to 1.00 on a Pro Forma Basis after giving effect to such Restricted Payment or (C) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that have been made since the Issue Date in reliance on this paragraph, would exceed the sum of (i) $400.0 million plus (ii) the net proceeds from any sale or issuance of Equity Interests by the Company to any Person (other than the Company or any of its Restricted Subsidiaries) (with non-cash proceeds to be valued by the Company in good faith) and the amount of Permitted Convertible / Exchange Indebtedness of the Company that is converted or exchanged into Equity Interests, in each case, since the Issue Date, plus, (iii) an amount equal to the difference between (1) the Cumulative Cash Flow Credit and (2) 1.4 multiplied by Cumulative Interest Expense.
(b)    The provisions of Section 4.07(a) hereof will not prohibit:
(1)    the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the above provisions;
(2)    Permitted Affiliate Payments;

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(3)    the retirement, redemption, purchase, defeasance or other acquisition of any shares of the Company’s Equity Interests or warrants, rights or options to acquire Equity Interests of the Company, in exchange for, or out of the proceeds of a sale (within one year before or 180 days after such retirement, redemption, purchase, defeasance or other acquisition) of, other shares of the Company’s Equity Interests or warrants, rights or options to acquire Equity Interests of the Company;
(4)    the payment or making of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;
(5)    repurchases of Equity Interests in a cashless transaction deemed to occur upon exercise or vesting of restricted stock, stock options or warrants or similar equity based awards;
(6)    the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Equity Interests of the Company or stock dividends, splits or combinations;
(7)    the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former employee or director of the Company or any of its Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (7) does not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the Issue Date;
(8)    any Restricted Payment so long as immediately after the making of such Restricted Payment, the Cash Flow Ratio does not exceed 3.00:1.00 on a Pro Forma Basis;
(9)    Restricted Payments made in connection with the Transactions;
(10)    (i) the Company from (A) making any payment of premium or other amount in respect of, and otherwise performing its obligations under, any Permitted Bond Hedge Transaction, and (B) making any payments or deliveries under Permitted Convertible / Exchange Indebtedness, or (ii) the Company from (A) delivering shares of the common stock or preferred stock (other than Disqualified Equity Interests) in the Company upon the exercise and settlement or termination of any Permitted Warrant

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Transaction, and (B) making any payment in cash (including by set-off) upon the exercise and settlement or termination of any Permitted Warrant Transaction;
(11)    the declaration and payment of regularly scheduled or accrued dividends to a holders of a class or series of Disqualified Equity Interests of the Company of any of its Restricted Subsidiaries incurred in accordance with Section 4.09; or
(12)    purchases of Receivables Financing Assets pursuant to a Receivables Financing Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Financing Fees; or
(13)    from and after the First Supplemental Indenture Operative Date, buybacks, purchases, redemptions, retirements or other acquisitions of Equity Interests of the Company in an aggregate amount not to exceed $50,000,000.
(c)    For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with Section 4.07(a)(C)(ii) and (iii), all amounts expended pursuant to Section 4.07(b) will be excluded; provided, however, that amounts paid pursuant to Section 4.07(b)(1) will be included only to the extent that such amounts were not previously included in calculating Restricted Payments.
(d)    If the Company or a Restricted Subsidiary makes a Restricted Payment that at the time of the making of such Restricted Payment would be, in the Company’s good faith determination, permitted under the requirements of this covenant, such Restricted Payment will be deemed to have been made in compliance with this covenant notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting the calculations set forth above for any period.
(e)    For the purposes of the provisions above, the net proceeds from the issuance of shares of the Company’s Equity Interests upon conversion of Indebtedness will be deemed to be an amount equal to the accreted value of such Indebtedness on the date of such conversion and the additional consideration, if any, the Company receives upon such conversion, minus any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by our Board of Directors, whose good faith determination will be conclusive).”
ARTICLE 3
MISCELLANEOUS
Section 3.01    Confirmation of Indenture.
The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

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Section 3.02    Concerning the Trustee and the Collateral Agent.
The Trustee and the Collateral Agent are executing, delivering and entering into this First Supplemental Indenture at the request of the Company and the Guarantors and in reliance upon the Officer’s Certificate from the Company, the opinion of Sullivan & Cromwell LLP, and the opinion of Brownstein Hyatt Farber Schreck, LLP, each dated the date hereof. The Trustee and the Collateral Agent are each executing, delivering and entering into this First Supplemental Indenture not in its individual capacity but solely in its capacity as trustee and the collateral agent, as applicable, under the Indenture. The Trustee and the Collateral Agent assume no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Base Indenture and, in executing, delivering and entering into this First Supplemental Indenture and carrying out its responsibilities hereunder, the Trustee and the Collateral Agent shall each have all of the rights, protections, indemnities and immunities which they possesses under the Base Indenture and to the benefit of every provision of the Base Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Collateral Agent, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Trustee and the Collateral Agent make no representations as to the adequacy, validity or sufficiency of this First Supplemental Indenture. The recitals herein are deemed to be those of the Company and the Guarantors and not of the Trustee and the Collateral Agent. All of the foregoing shall be at the expense of the Company, with no liability to the Trustee or the Collateral Agent.
Section 3.03    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Each of this First Supplemental Indenture, the Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.
The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.
Any legal suit, action or proceeding arising out of or based upon this First Supplemental Indenture and the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or

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proceeding and irrevocably waives the right to any other jurisdiction to which it may be entitled by reason of present or future domicile, place of residence or for any other reason.
EACH OF THE PARTIES HERETO HEREBY (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES THEREBY) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE INDENTURE, THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.
Section 3.05    Separability.
In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.06    [INTENTIONALLY LEFT BLANK]
Section 3.07    Effect of Headings.
The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.08    Electronic Transmission, Electronic Signatures.
The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Any signature to this First Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
Section 3.09    Effectiveness.
This First Supplemental Indenture shall be effective when executed and delivered by the parties hereto; provided, however, that the amendments to the Base Indenture set forth herein shall not become operative until the First Supplemental Indenture Operative Date.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

AMC NETWORKS, INC. as the Company

By:	/s/ Patrick O'Connell
	Name:	Patrick O'Connell
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]
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2ND PARTY LLC
ACROSS THE RIVER PRODUCTIONS LLC
AMC CONTENT DISTRIBUTION LLC
AMC GAMES LLC
AMC FILM HOLDINGS LLC
AMC NETWORKS BROADCASTING & TECHNOLOGY
AMC NETWORK ENTERTAINMENT LLC
AMC NETWORKS INTERNATIONAL LLC
AMC PLUS HOLDINGS LLC
AMC NETWORKS PRODUCTIONS LLC
AMC NEW VIDEO HOLDINGS LLC
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC
AMCN PROPERTIES LLC
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC
IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC TELEVISION HOLDINGS LLC
IFC THEATRES CONCESSIONS LLC
IFC TV LLC
RAINBOW MEDIA ENTERPRISES, INC.
RAINBOW MEDIA HOLDINGS LLC
RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION
SELECTS VOD LLC
SHUDDER LLC
SUNDANCE FILM HOLDINGS LLC
SUNDANCETV LLC
VOOM HD HOLDINGS LLC
WE TV HOLDINGS LLC
WE TV LLC
as Guarantors

By:	/s/ Edward Schwartz
	Name:	Edward Schwartz
	Title:	Executive Vice President and Treasurer
[Signature Page to First Supplemental Indenture]
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61ST STREET PRODUCTIONS I LLC
AESIR MEDIA GROUP, LLC
AMC TV STUDIOS LLC
ANIMAL CONTROL PRODUCTIONS I LLC
ANIME NETWORK LLC
BADLANDS PRODUCTIONS I LLC
BADLANDS PRODUCTIONS II LLC
COBALT PRODUCTIONS LLC
CROSSED PENS DEVELOPMENT LLC
DARK WINDS PRODUCTIONS I LLC
EXPEDITION PRODUCTIONS I LLC
FIVE MOONS PRODUCTIONS I LLC
GEESE PRODUCTIONS LLC
GROUND WORK PRODUCTIONS LLC
HIDIVE LLC
JAPAN CREATIVE CONTENTS ALLIANCE LLC
MAKING WAVES STUDIO PRODUCTIONS LLC
MECHANICAL PRODUCTIONS I LLC
MONUMENT PRODUCTIONS I LLC
MOONHAVEN PRODUCTIONS I LLC
as Guarantors

By:	/s/ Edward Schwartz
	Name:	Edward Schwartz
	Title:	Executive Vice President and Treasurer

[Signature Page to First Supplemental Indenture]
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NEWFOUND LAKE PRODUCTIONS I LLC
NEW VIDEO CHANNEL AMERICA, L.L.C.
NOS4A2 PRODUCTIONS I LLC
PEACH PIT PROPERTIES LLC
PEACHWOOD PRODUCTIONS LLC
RED MONDAY PROGRAMMING LLC
ROUGHHOUSE PRODUCTIONS I LLC
SENTAI FILMWORKS, LLC
SENTAI HOLDINGS, LLC
STALWART PRODUCTIONS LLC
TALES PRODUCTIONS I LLC
TWD PRODUCTIONS IV LLC
TWD PRODUCTIONS V LLC
TWD PRODUCTIONS VI LLC
TWD PRODUCTIONS VII LLC
TWD PRODUCTIONS VIII LLC
TWD PRODUCTIONS IX LLC
TWD PRODUCTIONS X LLC
TWD PRODUCTIONS XI LLC
UNIVERSE PRODUCTIONS LLC
VAMPIRE CHRONICLES PRODUCTIONS I LLC
WOODBURY STUDIOS LLC,
as Guarantors

By:	/s/ Edward Schwartz
	Name:	Edward Schwartz
	Title:	Executive Vice President and Treasurer

[Signature Page to First Supplemental Indenture]
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IFC THEATRES, LLC,
as Guarantor

By:	/s/ Scott Shooman
	Name:	Scott Shooman
	Title:	Executive Vice President - Head of Film Group

[Signature Page to First Supplemental Indenture]
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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacities as the Trustee and as the Collateral Agent

By:	/s/ Shannon Matthews
	Name:	Shannon Matthews
	Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]
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